               FIRST AMENDED AND RESTATED LINE OF CREDIT AGREEMENT
               ---------------------------------------------------


          This Agreement is made as of March 21, 1996, between HAMBRECHT & QUIST GROUP, a California corporation ("Borrower"), and THE BANK OF CALIFORNIA, N. A. ("Bank").

                                    RECITALS
                                    --------

          A. Borrower currently is indebted to Bank pursuant to that certain Line of Credit Agreement dated October 29, 1993, as amended August 8, 1994, September 8, 1994, October 31, 1994, November 14, 1994, May 3, 1995, July 21,
1995, December 8, 1995, January 26, 1996, February 8, 1996, and February 28, 1996 (the "Prior Credit Agreement").

          B. The purpose of this Agreement is to amend and restate the Prior Credit Agreement in its entirety.


                             AGREEMENT
                             ---------

     NOW, THEREFORE, Borrower and Bank agree as follows:


                            ARTICLE ONE - DEFINITIONS
                            -------------------------

          The following definitions shall be applicable to both the singular and plural forms of the defined terms:

          1.1  "ADVANCE" means an extension of credit under this Agreement.

          1.2 "ADVANCE REQUEST" means the form of Advance request attached hereto as EXHIBIT A, to be completed, executed and delivered by Borrower to Bank each time Borrower requests an Advance under the Line of Credit.

          1.3 "AFFILIATE" means any Person which directly or indirectly controls, is controlled by, or is under common control with, Borrower. "Control," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent or more of the securities having ordinary voting power for the election of directors of a corporation.

          1.4 "AGREEMENT" means this First Amended and Restated Line of Credit Agreement as it may be amended from time to time.

          1.5 "BISYS SHARES" means the 293,508 shares of common stock of The Bisys Group, Inc. owned by Borrower, which shares

                                       1.

have been pledged to Bank to support Advance(s) under the Prior Credit
Agreement.

     1.6  "CLOSING DATE" means the date of this Agreement.

     1.7 "CUSTOMER" means a client of Borrower to whom Borrower makes an advance under Borrowers "Restricted Stock Loan Program", which advance Borrower requests Bank to finance under the Line of Credit.

     1.8 "CUSTOMER ADVANCE" means an advance by Borrower to a Customer under Borrowers "Restricted Stock Loan Program" secured by the Customer's pledge of various marketable certificated securities owned by the Customer. Each Customer Advance shall be on a full recourse basis, without restriction on Borrower's right or ability to seek recourse against all of the assets or properties of the Customer in the event of a default under the applicable Customer Note.

     1.9 "CUSTOMER NOTE" means the promissory note executed by a Customer in favor of Borrower to evidence a Customer Advance, in form and substance satisfactory to Bank.

     1.10 "CUSTOMER PLEDGE AGREEMENT" means the pledge agreement or related security document executed by Customer in favor of Borrower, pursuant to which the Customer pledges the Pledged Securities as security for the applicable Customer Note, in form and substance satisfactory to Bank.

     1.11 "EVENT OF DEFAULT" means any event described in Article 7.

     1.12 "GAAP" means generally accepted accounting principles and practices consistently applied.

     1.13 "LIEN" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower or any other Person.

     1.14 "LINE OF CREDIT" means the credit accommodation being provided Borrower as more fully described in Article 2.

     1.15 "LINE OF CREDIT NOTE" means the promissory note in form and substance satisfactory to Bank executed by Borrower to evidence the Line of Credit.

     1.16 "LOAN DOCUMENTS" means, individually and collectively, this Agreement, the Line of Credit Note, each Advance Request, any rate option agreement, guaranty, security or pledge agreement, deed of trust, and all other contracts, instruments, addenda and documents executed in connection with the extension of credit which is the subject of this Agreement.


                                       2.

     1.17 "MAXIMUM ADVANCE RATE" means with respect to each Advance an amount equal to the lesser of: (a) TWO MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($2,500,000.00), (b) with respect to any Advance not used to finance Stock Option Advances by Borrower, fifty percent (50%) of the fair market value of the Pledged Securities securing the Customer Note pledged to Bank in connection with the Advance, as determined by Bank referenced to outside sources, or (c) with respect to an Advance used to finance Stock Option Advances by Borrower, forty percent (40%) of the fair market value of the Pledged Stock Options securing the Customer Note pledged to Bank in connection with the Advance, as determined by Bank reference to outside sources; provided, however, that the "Maximum Advance Rate" with respect to Advances supported by a pledge of the Bisys Shares means, in the aggregate, an amount equal to the lesser of: (a) THREE MILLION AND N0/100 DOLLARS ($3,000,000.00), or (b) fifty percent (50%) of the fair market value of the Bisys Shares, as determined by Bank referenced to outside sources.

     1.18 "PERSON" means any individual or entity.

     1.19 "PLEDGED SECURITIES" means the certificated securities pledged by a Customer to Borrower to secure the Customer's obligations to Borrower in connection with a Customer Advance.

     1.20 "PLEDGED STOCK OPTIONS" means the stock options pledged by a Customer to Borrower to secure the Customer's obligations to Borrower in connection with a Stock Option Advance. Where appropriate, the term "Pledged Securities" shall be deemed to include "Pledged Stock Options."

     1.21 "RELATED PERSON" means any Affiliate of Borrower, or any officer, employee, director or shareholder of Borrower or any Affiliate, or a relative of any of them.

     1.22 "STOCK OPTION ADVANCE" means a Customer Advance that is secured by vested stock options (as opposed to marketable certificated securities) owned by the Customer, which options are convertible into marketable certificated securities.

     1.23 "TANGIBLE NET WORTH", unless otherwise defined in an addendum to this Agreement, means the net book value of (a) all Borrower's assets, exclusive of intangibles, and loans to and notes and receivables from Related Persons, minus
(b) all Borrower's liabilities determined in accordance with GAAP.

     1.24 "TERMINATION DATE" means the earlier of (a) January 31, 1997; or (b) the date Bank may terminate making advances pursuant to the rights of Bank under
Article 7.


                                       3.

                          ARTICLE TWO - LINE OF CREDIT
                          -----------------------------

     2.1 LINE OF CREDIT: RESTRICTIONS ON AMOUNTS OF ADVANCES. Subject to the terms and conditions of this Agreement, from time to time prior to the Termination Date, upon request by Borrower, Bank will make Advances to Borrower which, in the aggregate, shall not exceed at any time the principal amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00); provided, however, that: (a) no single Advance (or aggregate Advances supported by a pledge of the Bisys Shares) shall exceed the Maximum Advance Rate applicable thereto; (b) the aggregate principal amount of Advances used to finance Stock Option Advances shall at no time exceed TWO MILLION AND NO/100 DOLLARS ($2,000,000,00); and (c) the aggregate principal amount of Advances supported by Pledged Securities or Pledged Stock Options of a single issuer shall at no time exceed THREE MILLION AND N0/100 DOLLARS ($3,000,000.00).

     2.2 LINE OF CREDIT NOTE; PRIOR FACILITY. The Line of Credit shall be evidenced by the Line of Credit Note. Borrower may borrow, repay and reborrow under the Line of Credit, as Borrower may elect, subject to all limitations, terms and conditions of this Agreement and the Loan Documents. Borrower shall pay to Bank all sums outstanding under the Line of Credit and due under this Agreement no later than the Termination Date. The Line of Credit replaces the line of credit extended to Borrower pursuant to the Prior Credit Agreement and all indebtedness of Borrower thereunder shall constitute indebtedness of Borrower to Bank under the Line of Credit.

     2.3 REQUESTS FOR ADVANCES. Advances shall he used solely to finance Customer Advances by Borrower. Each Advance shall be requested in writing in the form of an Advance Request, accompanied by a statement of purpose under Regulation U (as defined in Section 5.1 below) executed by the applicable customer, in form and substance satisfactory to Bank, and such other documents or information as Bank may reasonably require. Borrower assumes all risks regarding the validity, authenticity and due authorization of any request purporting to be made by or on behalf of Borrower. Borrower promises to repay any sums, with interest, that are advanced by Bank pursuant to any request which Bank in good faith believes to be authorized, or when the proceeds of any Advance are deposited to the account of Borrower with Bank, regardless of whether any Person other than Borrower may have authority to draw against such account.

     2.4  ADVANCES AND PAYMENTS.

          (a) Each Advance shall be made by a deposit to Borrower's account no. 001-032562 at Bank's San Francisco Main office, unless Borrower shall otherwise direct Bank in writing.

          (b) The obligation of Bank to make any Advance to Borrower, the proceeds of which are, at Borrower's request, to be

                                       4.

wire transferred to Borrower or any other Person, shall be subject to all applicable laws and regulations, and the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk in effect from time to time ("Applicable Law and Policy"). Borrower acknowledges that, as a result of Applicable Law and Policy, the transmission of the proceeds of any Advance which Borrower has requested to be wire-transferred may be significantly delayed.

          (c) Principal, interest, and all other sums owed Bank under any Loan Document shall be evidenced by entries in records maintained by Bank for such purpose, Each payment on and any other credits with respect to principal, interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Bank's records shall be conclusive evidence thereof.

          (d) Borrower hereby expressly authorizes Bank to debit Borrower's account no. 001-032562 for the amount of each payment of principal and, at Borrower's election, interest and all other sums owed Bank under any Loan Document. Borrower shall have sufficient collected balances in said account in order that each such payment shall be available when due.

          (e) Without limiting any other rights or remedies that may be available to Bank hereunder or under any other Loan Documents or applicable law, Bank hereby reserves the right to decline making any Advance to Borrower if any litigation or administrative or regulatory proceeding affecting Borrower or Hambrecht & Quist LLC, a California limited liability company ("H & Q LLC") has been initiated where the granting of the relief requested would have a material adverse effect on the financial condition or business of Borrower or H & Q LLC.

     2.5  INTEREST.

          (a) Interest on the outstanding principal balance of the Line of Credit shall accrue daily from the date of the first Advance until the Termination Date at a fluctuating rate per annum at all times equal to the rate Bank announces to be in effect from time to time as its prime rate (the "Prime Rate") plus three quarters of one percent (0.75%), unless Borrower elects to have all or a portion of principal accrue at a fixed rate of interest based on the Eurodollar Rate, as defined in and pursuant to the terms and conditions of the Eurodollar Rate Option Agreement between Bank and Borrower of even date herewith, as may be amended, supplemented or replaced from time to time ("Eurodollar Rate Option Agreement"). The Prime Rate is a rate set by Bank based upon various factors including general economic and market conditions, and is used as a reference point for pricing certain loans. Bank may price its loans at, above or below the Prime Rate. Interest shall be payable on the first day of each consecutive month, beginning on the first such date after the first Advance and continuing through the Termination Date, on


                                       5.

which date all accrued interest and principal remaining unpaid shall be due and payable in full.

          (b) The unpaid principal balance and all payments of interest on the Line of Credit shall bear interest from their respective maturities, whether scheduled or accelerated, at a fluctuating rate per annum at all times equal to the Prime Rate plus five percent (5%), until paid in full, whether before or after judgment.

          (c) Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day year were used. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within the Bank. In no event shall Borrower be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

     2.6 PREPAYMENT. If any portion of the principal balance of the Line of Credit bears interest at a fixed rate and Bank, for any reason, including acceleration or foreclosure, receives all or any portion of such principal prior to its scheduled payment date, then, in consideration thereof, Borrower shall pay to Bank on demand a prepayment fee as liquidated damages as described in the Eurodollar Rate Option Agreement, since such prepayment may result in Bank incurring additional costs, expenses or liabilities.

     2.7 PRINCIPAL PAYMENTS. All unpaid principal shall be due and payable on the Termination Date, except as provided below:

          (a) With regard to any Advance neither secured by a pledge of the Bisys Shares nor used to finance Stock Option Advances, if at any time Bank determines that the outstanding principal balance of such Advance exceeds fifty percent (50%) of the fair market value of the Pledged Securities securing the Customer Note pledged by Borrower to Bank in connection with such Advance, as determined by Bank reference to outside sources, then Borrower shall immediately upon Bank's demand make principal repayments of the Advance, together with all accrued interest thereon, in an amount sufficient to establish a fifty percent (50%) or lower Advance-to-value ratio;

          (b) With regard to Advances secured by a pledge of the Bisys Shares, to the extent that the Bank determines that the outstanding aggregate principal balance of such Advances exceeds fifty percent (50%) of the fair market value of the Bisys Shares, as determined by Bank reference to outside sources, then Borrower shall immediately upon Bank's demand make principal repayments of such Advances, together with all accrued interest thereon, in an amount sufficient to establish a fifty percent (50%) or lower Advance-to-value ratio;

                                       6.

          (c) With regard to any Advance used to finance Stock Option Advances by Borrower, to the extent that Bank determines that the outstanding principal balance of any such Advance exceeds fifty percent (50%) of the fair market value of the applicable Pledged Stock Options, Borrower shall immediately upon Bank's demand make principal payments of the applicable Advance in an amount sufficient to establish a forty percent (40%) or lower Advance-to-value ratio.

     2.8 FEES. Borrower has paid or shall pay to Bank no later than the Closing Date a non-refundable fee of $30,000.00 for this Line of Credit.

     2.9 COLLATERAL. Borrower shall ensure Bank is granted concurrently with, and as a condition to, making any Advance, a security interest of first priority in the Customer Note, which shall be freely negotiable by Borrower, Borrower's right, title and interest in the Customer Pledge Agreement, which shall be freely assignable by Borrower and in such other collateral as might be required by Bank under a pledge agreement, deed of trust, or other security agreement, as appropriate, in form and substance satisfactory to Bank; provided, however, that Bank and Borrower acknowledge that the Bisys Shares are owned directly by Borrower and any Advance supported thereby shall be secured by a first priority security interest in the Bisys Shares rather than by a pledge of a Customer Note or Customer Pledge Agreement since such documents are not applicable to the Advance. Prior to or concurrently with Bank making an Advance, Bank shall take possession of the applicable Customer Note pledged to it as security for Borrower's obligations and any Pledged Securities that are covered by the applicable Customer Pledge Agreement assigned to Bank. Each such Customer Note shall be endorsed in blank and each such Pledged Security shall be endorsed in blank or have stock powers attached, accompanied by a fully executed copy of the applicable Customer Pledge Agreement. Prior to, and as a condition to, making any Advance that is used to finance a Stock Option Advance, Bank may require, in addition to the documentation described above, such financing statements and such acknowledgements of Bank's security interest (including confirmation that Borrower and/or Bank are registered as pledgee or owner with respect to the Pledged Stock Options) as Bank may require to perfect the security interests in the Pledged Stock Options.

                 ARTICLE THREE - REPRESENTATIONS AND WARRANTIES
                 -----------------------------------------------

Borrower represents and warrants that as of the Closing Date and the date of each Advance under-the Line of Credit:

     3.1 DUE ORGANIZATION. Borrower is duly organized and validly existing in good standing under the laws of the Jurisdiction of its organization, and is duly qualified to conduct business in each jurisdiction in which its business is conducted.


                                       7.

     3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower's powers, have been duly authorized, and are not in conflict with Borrower's articles of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms.

     3.3 COMPLIANCE WITH APPLICABLE LAWS. Borrower has complied with licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged and with all laws and regulations applicable to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures.

     3.4 LICENSES, TRADEMARKS. Borrower has all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises required in order for Borrower to conduct its business and operate its properties as now or proposed to be conducted without conflict with the rights of others.

     3.5 NO CONFLICT. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected.

     3.6 NO LITIGATION, CLAIMS OR PROCEEDINGS. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, except as disclosed in writing to Bank prior to the Closing Date.

     3.7 CORRECTNESS OF FINANCIAL STATEMENTS. Borrower's financial statements which have been delivered to Bank fairly and accurately reflect Borrower's financial condition as of July 31, 1993; and, since that date, there has been no material adverse change in Borrower's financial condition or business.

     3.8 NO SUBSIDIARIES. Borrower is not a majority owner of or in a control relationship with any other business entity except for H & Q LLC, Hambrecht & Quist Capital Management, a California corporation, Hambrecht & Quist Guaranty Finance, a California general partnership, and such other business entities disclosed in writing to Bank prior to the Closing Date.

3.9  NO EVENT OF DEFAULT.  No Event of Default has occurred and is continuing.


                                       8.

                       ARTICLE FOUR - CONDITIONS PRECEDENT
                       -----------------------------------

     4.1 REQUIRED DELIVERY. The obligation of Bank to make the first Advance under the Line of Credit is subject to the condition that, on or before the date of such Advance, there shall have been delivered to Bank, in form and substance satisfactory to Bank, and duly executed as required by Bank:

          (a)  This Agreement and the Line of Credit Note;

          (b) Any and all Loan Documents Bank may require to evidence any security interest or Lien granted to Bank in connection with the Line of Credit;

          (c) Financing statements and other security interest perfection documentation in form and substance satisfactory to Bank, duly filed under the Uniform Commercial Code in all jurisdictions as may be necessary, or in Bank's opinion, desirable to perfect Bank's security interests created under any security or pledge agreement; and all filings, recordings, and other actions that are necessary or advisable, in the opinion of Bank, in order to establish, perfect, preserve and protect Bank's security interests and Liens as legal, valid and enforceable security interests and Liens in such collateral shall have been effected; and all property or documents of title, in cases in which possession is required for the perfection of Bank's security interest, including without limitation any applicable Customer Note(s), endorsed in blank, and any applicable Pledged Securities, endorsed in blank or with stock powers attached.

          (d) Evidence that the security interest and Liens in favor of Bank are perfected, valid, enforceable, and prior to the rights and interests of others as required by Bank;

          (e) Certified copies of Requests for Information from the appropriate governmental or regulatory authorities listing the financing statements referred to in paragraph (c) above and all other effective financing statements which name Borrower as debtor, together with copies of all such other financing statements, none of which shall cover the collateral purported to be covered by the security or pledge agreements referred to in paragraph (b) above except as Bank may expressly allow;

          (f)  Such authorization documents as Bank may require;

          (g) Evidence that any insurance required by this Agreement is in effect;

          (h) Payment in full of any fees or other charges due by the Closing Date under the terms of any Loan Documents; and

                                       9.

               (i) Such other documents, instruments or agreements as Bank may require to evidence the Line of Credit.

                      ARTICLE FIVE - AFFIRMATIVE COVENANTS
                      ------------------------------------

          During the term of this Agreement and until its performance of all obligations to Bank, Borrower will, unless Bank otherwise consents in writing:

     5.1 USE OF PROCEEDS. Use the proceeds of the Line of Credit only to finance a Customer Advance specified in an Advance Request; and not directly or indirectly to purchase or carry any margin stock, as defined from time to time by the Board of Governors of the Federal Reserve System in Federal Regulation U ("Regulation U").

     5.2  FINANCIAL COVENANTS.

          (a) TANGIBLE NET WORTH. Maintain a Tangible Net Worth of not less than $75,000,000.00;

          (b) MINIMUM NET CAPITAL. Cause H & Q LLC to maintain a minimum net capital position, as measured under SEC Uniform Net Capital Rule 15c3-1 and under the capital maintenance rules of the New York Stock Exchange, of at least $25,000,000,00 at all times.

          (c) PROFITABILITY. Maintain profitable operations on an annual fiscal year basis.

     5.3 ADDITIONAL FINANCIAL COVENANTS. Comply with the terms of all financial covenants contained in any addendum to this Agreement.

5.4  NOTICE TO BANK.  Promptly give written notice to Bank of:

          (a) Any litigation or administrative or regulatory proceeding affecting Borrower or H & Q LLC where the granting of the relief requested would have a material adverse effect on Borrower's or H Q LLC's financial condition or business;

          (b) Any substantial dispute which may exist between Borrower and any governmental or regulatory authority;

          (c) Any discovery or determination by Borrower, based on its daily tracking of the value of Pledged Securities, that the fair market value of Pledged Securities securing a Customer Note at any time is less than two and one-half times the outstanding principal balance of the Advance in connection with which such Customer Note was pledged to Bank;


                                       10.

          (d)  Any Event of Default;

          (e) Any change in the location of any of Borrower's places of business or of the establishment of any new, or the discontinuance of any existing, place of business;

          (f) Any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or business.

     5.5 FINANCIAL STATEMENTS. Deliver to Bank in form and detail satisfactory to Bank the following financial information, which Borrower warrants shall be accurate and complete in all material respects:

          (a) INTERIM FINANCIAL STATEMENTS. As soon as available but no later than thirty (30) days after the end of each month, Borrower's balance sheet as of the end of such period, and Borrower's income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations;

          (b) YEAR-END FINANCIAL-STATEMENTS. As soon as available but no later than ninety (90) days after the end of each financial reporting year, a complete copy of Borrower's audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by an independent certified public accountant selected by Borrower and satisfactory to Bank (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise. The certification shall include, or be accompanied by, a statement from the Accountant that during the examination there was observed no Event of Default, or a statement of the Event of Default, if any is found. Borrower shall not change its financial reporting year end from the current September 30 without Bank's prior written consent;

          (c) PLEDGED SHARE REPORT. Not later than ten (10) days after the end of each month, a written report listing all Pledged Securities and Bisys Shares and their value as of the end of such month, prepared and attested by a responsible financial officer of Borrower;

          (d) GOVERNMENT REQUIRED REPORTS. Promptly after sending, making available, or filing, copies of all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders and all registration statements and reports that Borrower files with the Securities


                                       11.

and Exchange Commission, or any other governmental or regulatory authority;

          (e) OTHER FINANCIAL INFORMATION. Such other statements, lists of property and accounts, budgets, forecasts, reports, or other financial information as Bank may from time to time request.

     5.6 LITIGATION REPORTS. Not later than thirty (30) days after the end of each quarter, Borrower shall deliver to Bank in form and detail satisfactory to Bank a report describing all litigation to which Borrower or any of its Affiliates is a party, which Borrower warrants shall be accurate and complete in all material respects.

     5.7 EXISTENCE. Maintain and preserve Borrower's existence, present form of business, and all rights, privileges and franchises necessary or desirable in the normal course of its business; and keep all Borrower's property in good working order and condition, ordinary wear and tear excepted.

     5.8 INSURANCE. Maintain and keep in force insurance with companies acceptable to Bank and in such amounts and types as is usual in the business carried on by Borrower, or as Bank may reasonably request. Such insurance policies must be in form and substance satisfactory to Bank.

     5.9 ACCOUNTING RECORDS. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower's business; and permit employees or agents of Bank at such reasonable times as Bank may request to inspect Borrower's properties, and to examine, audit, and make copies and memoranda of Borrower's books, accounts and records.

     5.10 COMPLIANCE WITH LAWS. Comply with all laws, rules, regulations, orders and directives of any governmental or regulatory authority having jurisdiction over Borrower or Borrower's business, and with all material agreements to which Borrower is a party.

     5.11 TAXES AND OTHER LIABILITIES. Pay all Borrower's obligations when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns.


                                       12.

                        ARTICLE SIX - NEGATIVE COVENANTS
                        --------------------------------

          During the term of this Agreement and until the performance of all obligations to Bank, Borrower will not, without Bank's prior written consent:

     6.1 INDEBTEDNESS. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

          (a)  The acquisition of supplies or inventory on normal trade credit;

          (b) The endorsement of negotiable instruments for deposit or collection in the ordinary course of Borrower's business;

          (c)  The indebtedness of Borrower under the Agreement; and

          (d)  Any indebtedness approved by Bank prior to the Closing Date.

     6.2 LIENS. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower's property, except;

          (a) Involuntary Liens which, in the aggregate, would not have a material adverse effect on Borrower's financial condition or business;

          (b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

          (c)  Liens in favor of Bank; and

          (d)  Liens which have been approved by Bank prior to the Closing Date.

     6.3 DIVIDENDS. If Borrower is a corporation, pay any dividends except those payable solely in Borrower's capital stock; or purchase, redeem or otherwise acquire for value or make any other distribution with respect to any of Borrower's capital stock.

     6.4 CHANGES/MERGERS. Change its name; liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination; issue, redeem, purchase, retire or otherwise acquire any shares of any class of capital stock of Borrower, or grant or issue any warrant, right or option

                                       13.

pertaining thereto or other security convertible into any of the foregoing; reorganize, reclassify or recapitalize its capital stock; prepay any subordinated debt, debt for borrowed money, or debt secured by any permitted Lien, or enter into or modify any agreement as a result of which the terms of payment of any such debt are waived or modified.

     6.5 SALES OF ASSETS. Sell, transfer, lease or otherwise dispose of any of Borrower's assets except for fair consideration and in the ordinary course of its business; or enter into any sale or leaseback agreement covering any of Borrower's fixed or capital assets.

     6.6 ACQUISITIONS. Acquire or purchase all or substantially all the assets or business of any other Person or any controlling interests therein.

     6.7 TRANSACTIONS WITH RELATED PERSONS. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms' length" dealing.

     6.8 OTHER BUSINESS. Conduct any business other than the business Borrower conducts as of the Closing Date.


                        ARTICLE SEVEN - EVENTS OF DEFAULT
                        ---------------------------------

     7.1 EVENTS OF DEFAULT. The occurrence of any of the following shall (1) terminate any obligation of Bank to make or continue the Line of Credit; and shall, at Bank's option, (2) make all sums of interest, principal and any other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands; and (3) give Bank the right to exercise any other right or remedy provided by contract or applicable law:

          (a) Borrower shall fail to make any payment of principal or interest when due under this Agreement or to pay any fees or other charges when due, or Borrower or any other Person shall fail to provide Bank with, or to perform any obligation under, any Loan Document;

          (b) Any representation or warranty made, or financial statement certificate or other document provided, by Borrower or any Person who guaranties all or any portion of Borrower's obligations to Bank (each a "Guarantor") shall prove to have been false or misleading;

          (c) Borrower, any of its Affiliates or any Guarantor shall fail to pay its debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor


                                       14.

composition law, or any other law for the relief of or relating to debtors; an involuntary petition shall be filed under any bankruptcy law against Borrower, any of its Affiliates or any Guarantor, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, any of its Affiliates or any Guarantor; or the death, incapacity, dissolution or termination of the business of Borrower, any of its Affiliates or any Guarantor;

          (d) Borrower, any of its Affiliates or any Guarantor shall fail to perform under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to any Person; or any guaranty of Borrower's obligations to Bank shall be revoked or terminated;


          (e) Any governmental or regulatory authority shall take any action, any defined benefit pension plan maintained by Borrower, any of its Affiliates or any Guarantor shall have any unfunded liabilities, or any other event shall occur, any of which, in the judgment of Bank, might have a material adverse effect on the financial condition or business of Borrower, any of its Affiliates or any Guarantor;

          (f) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower any of its Affiliates or any Guarantor, including without limitation to any trust or similar entity, shall occur;

          (g) Any Person shall fail to perform its obligations under the terms of any promissory note, contract or other obligation that is held by Bank as collateral for the obligations evidenced by the Loan Documents; or Bank shall not have a perfected security interest in, or shall deem itself insecure with respect to the value of, any collateral being held for the obligations evidenced by the Loan Documents;

          (h) Any judgments shall be entered against Borrower, any of its Affiliates or any Guarantor, or any involuntary lien(s) of any kind or character shall attach to any assets or property of Borrower, any of its Affiliates or any Guarantor, any of which, in the judgment of Bank, might have a material adverse effect on the financial condition or business of Borrower, any of its Affiliates or any Guarantor;

          (i) Without Bank's prior written consent: if Borrower is a corporation, Borrower's shareholders of record as of the Closing Date shall cease to own a majority of the voting interest in Borrower; or any change shall occur in the executive management or managing partner(s) of Borrower; or any change shall occur in the corporate or legal structure of Borrower or any of its Affiliates.


                                       15.

          (j) Borrower shall fail to perform any of its duties or obligations under any Loan Document not specifically referenced in this Article 7.


                       ARTICLE EIGHT - GENERAL PROVISIONS
                       ----------------------------------

     8.1 NOTICES. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by United States mail, postage prepaid, or sent by telex or other authenticated message, charges prepaid and addressed as follows:

               TO BORROWER:   Hambrecht & Quist Group
                              One Bush Street
                              San Francisco, California 94104
                              Attn:     Raymond J. Minehan
                              Chief Financial Officer
                              FAX: (415) 576-3638

               TO BANK:       The Bank of California, N.A.
                              400 California Street
                              San Francisco, CA 94104
                              Attn:     William E. Hinch
                              Vice President
                              FAX:      (415) 765-2801


Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.

     8.2  DISPUTE RESOLUTION.

          (a) MANDATORY MEDIATION/ARBITRATION. Any controversy or claim between or among the parties, their agents, employees and affiliates, including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments ("Subject Documents"), including without limitation any claim based on or arising from an alleged tort, shall, at the option of any party, and at that party's expense, be submitted to mediation, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS"). If mediation is not used, or if it is used and it fails to resolve the dispute within 30 days from the date AAA or JAMS is engaged, then the dispute shall be determined by arbitration in accordance with the rules of either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the U. S. Code, notwithstanding any other choice of law provision in the Subject Documents. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph (a). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award, Judgment

                                       16.

upon the award rendered may be entered in any court having jurisdiction. This subparagraph (a) shall apply only if, at the time of the proposed submission to AAA or JAMS, none of the obligations to Bank described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

          (b) JURY WAIVER/JUDICIAL REFERENCE. If the controversy or claim is not submitted to arbitration as provided and limited in subparagraph (a), but becomes the subject of a judicial action, each party hereby waives its respective right to trial by jury of the controversy or claim. In addition, any party may elect to have all decisions of fact and law determined by a referee appointed by the court in accordance with applicable state reference procedures. The party requesting the reference procedure shall ask AAA or JAMS to provide a panel of retired judges and the court shall select the referee from the designated panel. The referee shall prepare written findings of fact and conclusions of law. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

          (c) PROVISIONAL REMEDIES, SELF HELP, AND FORECLOSURE. No provision of, or the exercise of any rights under, subparagraph (a) shall limit the right of any party to exercise self help remedies such as setoff, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to mediation or arbitration.

     To the extent any provision of the dispute resolution clause is different than the terms of this Agreement, the terms of this dispute resolution clause shall prevail.

     8.3 BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Bank and their successors and assigns; provided, however, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and obligations under the Loan Documents. In that connection, Bank may disclose all documents and information which Bank now or hereafter may have relating to the Line of Credit, Borrower, or any Guarantor or their business.


                                       17.

     8.4 NO WAIVER. Any waiver, consent or approval by Bank of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Bank in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

     8.5 RIGHTS CUMULATIVE. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

     8.6 UNENFORCEABLE PROVISIONS. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

     8.7 GOVERNING LAW. Except as may be otherwise expressly stated therein, the Loan Documents shall be governed by and construed in accordance with, the laws of the State of California.

     8.8 ACCOUNTING TERMS. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP as in effect on the date of this Agreement.

     8.9 INDEMNIFICATION. Borrower shall pay and protect, defend and indemnify Bank and Bank's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Bank, collectively "Agents") against, and hold Bank and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Bank and each such Agent, arising from (i) the matters contemplated by this Agreement or any Loan Document or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's sales, leases or performance of services to Borrower's customers, including without limitation those sales, leases and services requiring consumer or other disclosures; PROVIDED, HOWEVER, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Bank's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's obligations and liabilities to Bank.


                                       18.

     8.10 REIMBURSEMENT. Borrower shall reimburse Bank for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements (and fees and disbursements of Bank's in-house counsel) expended or incurred by Bank in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies and obligations under the Loan Documents, (b) collecting any sum which becomes due Bank under any Loan Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of Bank. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

     8.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

     8.12 ENTIRE AGREEMENT. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Bank.


                                       19.

     8.13 JOINT AND SEVERAL. Should more than one Person sign this Agreement as Borrower, the obligations of each signer shall be joint and several.

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the date set forth in the preamble.


          BORROWER:                     HAMBRECHT & QUIST GROUP,
                                        a California corporation



                                        By:  /s/ P.J. ALLEN
                                             -----------------------------------
                                             Its: VP FINANCE
                                                  ------------------------------


          BANK:                         THE BANK OF CALIFORNIA, N.A.


                                        By:  /s/ WILLIAM E. HINCH
                                             -----------------------------------
                                             Its: Vice President
                                                  ------------------------------






                                       20.

                ADVANCE REQUEST MATRIX, ASSIGNMENT AS COLLATERAL
                       AND ADDENDUM TO SECURITY AGREEMENT
                       ----------------------------------

(1)            (2)            (3)            (4)            (5)            (6)            (7)

                                                                           Date           Description of Pledged
Amount                                       Issuer                        Pledged        Securities (including
of             Name           Date and       of             Date of        Securities     certificate nos.,
Advance        of             Amount of      Pledged        Pledge         Acquired by    applicable restric-
Request        Customer       of Note        Securities     Agreement      Customer       tions and values)
- ---------      -------        ---------      ----------     ----------     -----------    ----------------------


                                 SEE ATTACHMENT


The undersigned hereby assigns and grants to The Bank of California, N.A. ("Bank") a security interest in all of the undersigned's right, title and interest in and to the following: (a) 293,508 shares of common stock of The Bisys Group, Inc., and (b) all promissory notes and pledge agreements shown on the Attachment to this Addendum, as well as the pledged securities listed thereon, and agrees that all of same shall constitute "Collateral" under the Security Agreement executed by Borrower in favor of Bank dated October 29, 1993, as amended or restated from time to time ("Security Agreement"). The undersigned acknowledges and agrees that, as a condition to Bank's making Advances under the credit facility for which this grant of security interest has been given, the undersigned shall deliver all original promissory notes endorsed in blank and all original pledged securities endorsed in blank or with stock powers attached. This Advance Request Matrix, Assignment as Collateral and Addendum to Security Agreement shall be attached to the Security Agreement and constitutes a valid and binding part thereof.

Dated:                                  HAMBRECHT & QUIST GROUP,
      ------------------------          a California corporation

                                        By
                                           ------------------------
                                        Its
                                            -----------------------

                                    EXHIBIT A


BANKCAL
THE BANK OF CALIFORNIA







                                   March 21, 1996



Hambrecht & Quist Group
One Bush Street
San Francisco, California 94104

Attn:     Raymond J. Minehan,
          Chief Financial Officer

          RE: EURODOLLAR RATE OPTION AGREEMENT
              --------------------------------

Dear Mr. Minehan:

          As of this date, you, Hambrecht & Quist Group, have with The Bank of California, N.A, ("Bank") a credit facility in the maximum principal amount of $12,000,0000, as such amount may change in accordance with its terms ("Credit Facility"), the terms and conditions of which are governed by a promissory note and/or loan agreement and various other documents ("Loan Documents). In conjunction with your current Credit Facility, Bank is pleased to offer you a chance to participate in a special commercial pricing program.

          1.   AVAILABILITY AND MATURITY

               Bank usually extends financing based on a fluctuating rate that changes with the rate Bank announces to be in effect from time to time as its prime rate ("Prime Rate"). The Prime Rate is a rate set by Bank based on various factors, including general economic and market conditions, and is used as a reference point in pricing certain loans. Bank may price its loans at, above or below the Prime Rate.

               In contrast, Bank's "Eurodollar Rate" is a fixed rate (more fully defined below) Bank offers from time to time which, if you accept this proposal, will apply to all or such portion of the principal amount outstanding under the Credit Facility ("Covered Amount") and for such time periods as you and Bank shall mutually agree. Pricing tied to the Eurodollar Rate is available for periods of 1, 2, 3, 6, 9 or 12 months (each a "Period") , provided, however, that no Period shall have a maturity date subsequent to the scheduled maturity date for the Credit

Hambrecht & Quist Group
March 21, 1995
Page 2

Facility. This pricing may be applied to increments of $1,000,000 or more outstanding under the Credit Facility.

          Bank's "Eurodollar Rate" is, for each Period, a rate comprised of (a) the rate of interest at which Dollar deposits for such period and in such amount would be offered to Bank in the Eurodollar Market at a time selected by Bank two
(2) Banking Days, as defined below, prior to the commencement of the relevant Period, adjusted for the then maximum reserve, capital adequacy, deposit insurance, and similar requirements that under any circumstance could be applicable to Bank pursuant to applicable law or regulation, and other amounts associated with Bank's costs and desired return; plus (b) a margin equal to 2.50%. The Eurodollar Market is the market in which the buying and selling of United States Dollar deposits booked outside the United States of America occurs among the international banking community. Bank's Eurodollar Rate is available and may be accepted only at the time quoted by Bank for the applicable Period beginning two (2) Banking Days hence. Due to changes in legal, regulatory, economic or market conditions, Bank may at any time determine that pricing based on the Eurodollar Rate is not available, and thus, may be unable to offer such a rate.

          2.   QUOTE, EURODOLLAR RATE, AND PAYMENTS

               For a quote of Bank's Eurodollar Rate which would apply to the specified Covered Amount and Period, you may call Bank's San Francisco office between 8:00 a.m. and 11:00 a.m. Pacific time on any day on which such office and Bank's San Francisco main office are open for business to the public (each a "Banking Day"). As the Eurodollar Rate is established two (2) Banking Days prior to the first day of the requested Period, you must call at least two (2) Banking Days prior to such date. If you accept the Eurodollar Rate when offered, that rate will apply to such Covered Amount for the applicable Period. Interest shall be calculated for actual days elapsed on the basis of a three hundred and sixty (360) day year.

               During any Period, you agree to pay interest on the Covered Amount at the Eurodollar Rate on the first day of each consecutive month beginning the first such date after the commencement of the Period, until the last day of the Period whether scheduled or accelerated ("Maturity Date"). During each Period, you must maintain under your Credit Facility a principal balance which is not a Covered Amount under any of your rate option agreements with Bank sufficient to cover each scheduled instalment of principal coming due during such Period under the Credit Facility. Should you have any obligation under any other Loan Document to repay any portion of the Credit Facility ("Obligation")

Hambrecht & Quist Group
March 21, 1995
Page 3

that would conflict with your obligation under the preceding sentence ("Maintenance Obligation"), you shall nevertheless comply with the obligation and not with the Maintenance Obligation, and you shall not be deemed in default hereunder. Nonetheless, payment of the obligation shall be deemed to be a "Prepayment", as defined below, to the extent it repays a portion of a Covered Amount under this or any of your other rate option agreements you may have with Bank.

               If, prior to a Maturity Date and while the Credit Facility is still available, you and Bank have not agreed that a new rate tied to the Eurodollar Rate shall apply to a Covered Amount, then, if the term of your Credit Facility extends beyond such Maturity Date, Bank's Prime Rate plus the applicable margin under the terms of your Credit Facility shall be automatically applicable to such Covered Amount.

               Bank's records of the date, Covered Amount, Period Eurodollar Rate, Maturity Date, and all payments of principal and interest and all other payments and amounts due under this letter agreement shall be conclusive and binding on you, absent obvious error.

          3.   PREPAYMENT LIMITATION

               Do not sign this letter agreement before you read it. This letter agreement provides for payment of liquidated damages if you wish to repay the loan (Covered Amount) prior to the date provided for repayment under the Credit Facility.

               Bank establishes the Eurodollar Rate with the understanding it will apply to the Covered Amount for the entire scheduled Period. If for any reason, including, without limitation, acceleration, foreclosure or prepayment, Bank receives all or any portion of a Covered Amount (each a "Prepayment") prior to the scheduled Maturity Date, then in consideration thereof you shall pay to Bank on demand:

               a. The amount, if any, by which the additional interest which would have been payable on the Prepayment exceeds the interest which Bank would receive had it placed an amount equal to the Prepayment, in United States Dollars, on deposit in the Eurodollar Market (or, at Bank's sole discretion, invested such amount in a domestic certificate of deposit issued by an institution rated at least "investment grade" or "Al" by Moody's or any successor rating agency) for a period equal to the period of time remaining until the maturity of the applicable Period. Should the scheduled maturity fall

Hambrecht & Quist Group
March 21, 1995
Page 4

          between two periods for which rates are quoted or available to Bank, then Bank, in its sole discretion, shall interpolate this rate; and

               b. Any other out of pocket costs to Bank associated with funding or maintaining the Covered Amount.

Bank shall provide you a statement of the amount payable on account of each Prepayment, which statement shall be a conclusive and binding determination of the amount owed by you for such Prepayment, absent obvious error. All Prepayments, subject to this Section 3, shall be applied on the most remote instalment or installments of principal then unpaid on the Credit Facility being prepaid.

               You acknowledge that any Prepayment may result in Bank incurring additional costs, expenses or liabilities. Therefore, you agree to pay the above-described liquidated damages and agree that said amount is a reasonable estimate of the costs, expenses and liabilities of Bank associated with each Prepayment.

               4.   SPECIAL FUNDING PROVISIONS

               If at any time Bank determines that:

                    a. United States Dollar deposits in principal amounts similar to the Covered Amount bearing interest at the Eurodollar Rate and for periods equal to the relevant Period are not available in the Eurodollar Market;

                    b. The Eurodollar Rate does not cover the cost to Bank of making, funding or maintaining the Covered Amount at the Eurodollar Rate during any Period;

                    c. Any change in financial, political or economic conditions or currency exchange rates makes it impractical for Bank to make, fund or maintain the Covered Amount at the Eurodollar Rate during any Period; or

                    d. Any change in applicable law or regulation or in the interpretation thereof (whether or not having the force of law) makes it unlawful or impractical for Bank to make, fund or maintain the Covered Amount at the Eurodollar Rate, then Bank shall promptly give notice thereof to you and as of the date stated in such notice, the Eurodollar Rate option shall terminate, and Bank's Prime Rate plus the applicable margin under the terms of

Hambrecht & Quist Group
March 21, 1995
Page 5

               your Credit Facility shall be automatically applicable to the relevant Covered Amount through the end of the relevant Period.

               5.   RESERVES, DEPOSIT INSURANCE, CAPITAL ADEQUACY

                    You shall additionally compensate Bank upon demand for all costs incurred, or losses suffered, including without limitation lost profits, by reason of:

                    a. any and all increases in reserve, deposit insurance, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) the assets or liabilities of Bank, deposits with or for the account of Bank, or loans by Bank, imposed by any governmental or regulatory authority (whether or not having the force of law) in connection with a Covered Amount bearing interest at the Eurodollar Rate; or

                    b. compliance by Bank with any direction, requirement or request from any governmental or regulatory authority (whether or not having the force of law) in connection with a Covered Amount bearing interest at the Eurodollar Rate to the extent any such costs have not been previously blended or adjusted into the Eurodollar Rate.

Bank shall provide you with a written statement of the amount and basis of its request for compensation under this Section, which statement shall be a conclusive and binding determination of the amount owed by you, absent obvious error.

          6.   TAXES

               a. It at any time any taxes, fees or other charges of any nature are imposed by any governmental or regulatory authority on any aspect of the transactions referred to in this letter agreement including without limitation all stamp or documentation duties (collectively, "Taxes"), you shall pay such Taxes directly, or compensate Bank for such payment, as set forth below, except for such Taxes as are imposed on Bank's net income.

               b. In the event you are prohibited by operation of law from making payments or reimbursements to Bank without making such deductions or paying, or causing to be paid, any and all Taxes, you shall pay to Bank upon

Hambrecht & Quist Group
March 21, 1995
Page 6

          demand such additional amounts as may be necessary in order to reimburse Bank for Taxes paid by Bank on your behalf such that the aggregate net amounts received by Bank shall equal the amounts which would have been received if such deduction or withholding had not been required.

               c. You shall confirm that all applicable Taxes shall have been paid to appropriate taxing authorities or agencies by sending official tax receipts or notarized copies of such receipts to Bank within thirty (30) days after payment of any Taxes. Should Bank receive notice of any such liability for Taxes, Bank will promptly so inform you.

          7.   GENERAL PROVISIONS

               a. To the extent interest rates, prepayment provisions and times for payment of interest established under this letter agreement are different than the terms of the note evidencing the Credit Facility, the terms of this letter agreement shall prevail. All other provisions of the Loan Documents remain in full force and effect.



               b. This letter agreement shall be governed by the laws of the State of California.

               c. This letter agreement, and all confirmations provided hereunder, evidence the entire agreement of the parties on the matters covered herein, and supersede all prior understandings and agreements.


          If you would like to participate in Bank's Eurodollar Rate option program, please execute the enclosed duplicate original of this letter and return it to Bank, on or before March _, 1996, at which time the option granted in this letter will otherwise expire.

Hambrecht & Quist Group
March 21, 1995
Page 7

          The Bank is pleased to serve you.

                                        Very truly yours,

                                        THE BANK OF CALIFORNIA, N.A.

                                        By:  /s/  WILLIAM E. HINCH
                                             -----------------------------------
                                             Its: VICE PRESIDENT
                                                  ------------------------------
ACCEPTED AND AGREED:

HAMBRECHT & QUIST GROUP,
a California corporation


BY:  /s/  P.J. ALLEN
          -------------------------
          Its: VP-FINANCE
               --------------------

Dated: 3/25, 1996